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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or §240.14a-12
GART SPORTS COMPANY
(Name of Registrant as Specified in its Charter)
Nesa E. Hassanein Gart Sports Company 1050 West Hampden Avenue Englewood, Colorado 80110
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

        The Registrant included the letter below with the mailing to its shareholders of its Notice of 2002 Annual Meeting of Stockholders and Proxy Statement dated May 7, 2002.

Supplement to the Proxy Statement dated May 7, 2002

May 10, 2002

Dear Stockholder:

        The record date referred to in our Notice of 2002 Annual Meeting of Stockholders and Proxy Statement dated May 7, 2002 should have been May 7, 2002 rather than May 2, 2002. The number of shares of common stock of Gart Sports Company outstanding on the record date was 11,028,721.

        Gart Sports does not intend to distribute new proxy cards or proxy materials. Stockholders should sign and return the proxy card enclosed with the proxy materials that are accompanying this Supplement.

Sincerely,

Nesa E. Hassanein
Senior Vice President, Secretary
and General Counsel

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EXPLANATORY NOTE